Exhibit 99.1

Atlantic Power Corporation Comments on Press Rumors

BOSTON, MASSACHUSETTS — May 5, 2014 — Atlantic Power Corporation (TSX: ATP; NYSE: AT) (the “Company” or “Atlantic Power”) owns and operates a diverse fleet of power generation assets in the United States and Canada.  As previously disclosed, the Company continues to focus on how to best position itself to maximize value for its shareholders.  In that framework, the Company is considering the relative merits of additional debt reduction, investment in accretive growth opportunities (both internal and external), and other allocation of its available cash.  Consistent with the objective of acting in the best interests of the Company, its shareholders and its other stakeholders, the Company, as also previously disclosed, is committed to evaluating a broad range of potential options.  These potential options include further selected asset sales or joint ventures to raise additional capital for growth or potential debt reduction, the acquisition of assets, including in exchange for shares, the dividend level, as well as broader strategic options, including a sale or merger of the Company.   The Company has engaged Goldman, Sachs & Co. and Greenhill & Co., LLC to assist the Company in its evaluation of these potential options.  No assurance can be given as to how the evaluation of any such potential options may evolve.  The Company does not intend to comment further on its evaluation of potential options until it otherwise deems further disclosure is appropriate or required.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  Atlantic Power’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices. Its power generation projects in operation have an aggregate gross electric generation capacity of approximately 2,945 MW in which its aggregate ownership interest is approximately 2,024 MW. Its current portfolio consists of interests in twenty-eight operational power generation projects across eleven states in the United States and two provinces in Canada.

Atlantic Power has a market capitalization of approximately $440 million and trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP. For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Amanda Wagemaker
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

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Cautionary Note Regarding Forward-looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended and under Canadian securities law (collectively, “forward-looking statements”).

Statements in this news release, including statements regarding the Company’s evaluation of a broad range of options, may constitute “forward-looking statements”.  These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting our Company.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.